EXHIBIT 11
                            FOCUS ENHANCEMENTS, INC.
              STATEMENT OF COMPUTATION OF EARNINGS (LOSS) PER SHARE



                                                                                       Three months ended
                                                                              March 31,                 March 31,
                                                                                1997                       1996
                                                                         --------------------      ---------------------

Net income (loss)                                                         $           16,476       $         (3,644,851)
                                                                         ====================      =====================

Primary:

Weighted average number of common shares outstanding                              11,530,607                  7,382,665
Weighted average common equivalent shares                                            627,521                          -
                                                                         --------------------      ---------------------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data                               12,158,128                  7,382,665
                                                                         ====================      =====================

Fully diluted:

Weighted average number of common shares outstanding                              11,530,607                  7,382,665
Weighted average common equivalent shares                                            570,220                          -
                                                                         --------------------      ---------------------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data                               12,100,827                  7,382,665
                                                                         ====================      =====================

Net income (loss) per share
        Primary                                                           $             0.00       $              (0.49)
                                                                         ====================      =====================
        Fully diluted                                                     $             0.00       $              (0.49)
                                                                         ====================      =====================


The accompanying notes are an integral part of the consolidated financial statements.

                                       22